Exhibit 5.1

December 18, 2014

Ally Financial Inc.

200 Renaissance Center

P.O. Box 200

Detroit, MI 48265-2000

Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of its common stock, par value $0.01 per share (the “Securities”), as described in the Registration Statement. The Securities are to be sold from time to time by the United States Department of the Treasury (the “Selling Stockholder”).

I, as counsel for the Company, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications set forth below, I advise you that, in my opinion, as of the date hereof, the Securities are validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of Michigan and the foregoing opinion is limited to the laws of the State of Michigan and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to my name under the caption “Legal Matters” in the base prospectus that is a part of the Registration Statement and any prospectus supplement relating to the Securities. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Ally Financial Inc.	December 18, 2014

Very truly yours,

By:	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle Counsel

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